UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2016

Talen Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-37388	47-1197305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

835 Hamilton Street, Suite 150, Allentown, PA 18101-1179

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (888) 211-6011

Talen Energy Supply, LLC

(Exact name of registrant as specified in its charter)

Delaware	1-32944	23-3074920
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

835 Hamilton Street, Suite 150, Allentown, PA 18101-1179

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (888) 211-6011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On June 2, 2016, Talen Energy Corporation, a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with RPH Parent LLC, a Delaware limited liability company (“RPH”), SPH Parent LLC, a Delaware limited liability company (“SPH”), CRJ Parent LLC, a Delaware limited liability company (“CRJ”) (each of RPH, SPH and CRJ, a “Parent” and collectively, “Parent”) and RJS Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation on the terms and conditions set forth in the Merger Agreement.

The disinterested members of the Company’s Board of Directors (the “Disinterested Directors”) determined that the transactions contemplated by the Merger Agreement, including the Merger, are fair to, and in the best interests of, the Company and its stockholders, and approved the Merger Agreement and the transactions contemplated therein, including the Merger, and resolved to recommend that the Company’s stockholders vote in favor of the adoption of the Merger Agreement and the approval of the Merger. The Disinterested Directors received a fairness opinion from the Company’s financial advisor, Citigroup Global Markets Inc.

Transaction Structure

Pursuant to the Merger, each share of Company common stock outstanding as of immediately prior to the effective time of the Merger (the “Effective Time”) (other than shares held in treasury by the Company, shares held by the Company’s subsidiaries and shares held by Parent, Merger Sub or certain affiliates of Riverstone Holdings LLC (“Riverstone”), and shares pursuant to which dissenting rights under Delaware law have been properly exercised and not withdrawn or lost) will, at the Effective Time, be automatically converted into the right to receive $14.00 in cash, without interest (the “Merger Consideration”). In addition, affiliates of Riverstone will convert, at the Effective Time, their existing ownership of approximately 35% of the issued and outstanding shares of Company common stock into shares of the surviving corporation.

The Merger Agreement provides that each Company stock option outstanding immediately prior to the Effective Time (whether or not then vested or exercisable) will be canceled and terminated at the Effective Time in exchange for an amount in cash, without interest and less applicable withholding taxes, equal to the product of (i) the total number of shares of Company common stock subject to the option immediately prior to the Effective Time and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of Company common stock under such option, except that if the exercise price per share of Company common stock under any such option is equal to or greater than the Merger Consideration, the option will be canceled for no consideration. All restricted stock units and performance units of the Company outstanding as of June 2, 2016 and still outstanding immediately prior to the Effective Time (whether or not then vested), other than performance units held by Paul A. Farr, Jeremy R. McGuire, Clarence J. Hopf Jr. and Timothy S. Rausch (the “Senior Executives”), will be canceled and terminated at the Effective Time in exchange for an amount in cash, based on the number of shares of Company common stock subject to the award and the Merger Consideration, and otherwise upon the terms and subject to the conditions set forth in the Merger Agreement. A pro-rata portion of performance units held by the Senior Executives (determined based on the relative portion of the applicable performance period that has elapsed as of the Effective Time) will be canceled and terminated at the Effective Time in exchange for an amount in cash, based on the number of shares of Company common stock subject to the award and the Merger Consideration, and otherwise upon the terms and subject to the conditions set forth in the Merger Agreement. In addition, the remaining number of shares of Company common stock subject to the Senior Executives’ performance unit awards (assuming target achievement of the applicable performance goals) will be converted into cash-based retention awards, which will generally vest in accordance with the terms of the Senior Executives’ performance unit award agreements. All director stock units of Talen outstanding immediately prior to the Effective Time will be converted into the right to receive an amount in cash, based on the number of shares of Company common stock subject to the award and the Merger Consideration, and otherwise upon the terms and subject to the conditions set forth in the Merger Agreement.

The consideration payable in the Merger will be funded by the Company’s cash on hand, and the proceeds of a $250 million new secured term loan. The new secured term loan is fully committed by Goldman Sachs Bank USA, Royal Bank of Canada, Barclays Bank plc, Credit Suisse AG and Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Deutsche Bank AG New York Branch, Morgan Stanley Senior Funding Inc., and the Bank of Tokyo-Mitsubishi UFJ Ltd., and will rank pari-passu with the existing first lien revolving credit facility of Talen Energy Supply, LLC (an indirect wholly owned subsidiary of the Company), (“Talen Energy Supply”), which will be reduced from $1.85 billion to $1.4 billion upon closing of the transaction.

Solicitation

The Merger Agreement provides that, during the period beginning on the date of the Merger Agreement and continuing until 11:59 p.m. (New York time) on July 12, 2016 (the “Go-Shop Period”), the Company, its subsidiaries, directors, officers, employees and other representatives may (i) actively solicit and encourage the making of alternative proposals from third parties and provide nonpublic information to such third parties (subject to entry into acceptable confidentiality agreements), provided Parent is provided with such nonpublic information substantially concurrently to such party and (ii) enter into or participate in any discussions or negotiations with such third parties regarding such alternative proposals. Beginning July 13, 2016, the Company will become subject to customary “no shop” restrictions prohibiting the Company, its subsidiaries, directors, officers, employees and other representatives from soliciting alternative proposals from third parties or providing information to or participating in any discussions or negotiations with third parties regarding alternative proposals. However, until the twentieth day following the Go-Shop Period, the Company may continue to engage in the foregoing activities with any third party that made a bona fide written alternative proposal prior to July 13, 2016 that the Company’s Board of Directors (the “Board”) has determined in good faith, after consultation with outside counsel and its financial advisors, is or would reasonably be expected to result in a Superior Proposal (as defined below) (each, an “Excluded Party”).

Notwithstanding the limitations applicable after the Go-Shop Period, prior to obtaining the Company Stockholder Approvals (as defined below), the Board may change its recommendation (a “Change of Recommendation”) in limited circumstances: (A) upon the occurrence of a material event, change, effect, development, condition or occurrence that affects or would be reasonably likely to affect the business, financial condition or continuing results of operations of the Company that (i) was not known and is not reasonably foreseeable by the Board at the time of execution of the Merger Agreement, (ii) does not not relate to a Superior Proposal or an alternative proposal and (iii) did not result from any breach of Merger Agreement by the Company or its subsidiaries or its or their directors, officers, employees or other representatives (an “Intervening Event”) if, after consultation with outside counsel, it determines in good faith that a failure to do so would reasonably be expected to be inconsistent with its fiduciary duties to stockholders under applicable law and (B) in order to approve, and authorize the Company to enter into, an alternative proposal if the Board has determined in good faith, after consultation with outside counsel and its financial advisors, that such alternative proposal would be more favorable to the Company’s stockholders from a financial perspective than the Merger, taking into account, to the extent applicable, the legal, financial, regulatory, timing and other aspects of such proposal and the Merger Agreement that the Board considers relevant, and to be reasonably likely to be completed on the terms proposed (taking into account any adjustments to the Merger Agreement as described below) (a “Superior Proposal”). In addition, prior to obtaining the Company Stockholder Approvals, the Board may also, subject to requirements specified in the Merger Agreement, terminate the Merger Agreement in response to a Superior Proposal. Prior to taking the actions described above, the Company must provide Parent with at least four business days advance written notice (the “Notice Period”), the basis for such Change of Recommendation or termination, and, if applicable, details of such Intervening Event or the material terms of any alternative proposal that constitutes a Superior Proposal. To the extent Parent requests, the Company shall, and shall make available and direct its representatives to, negotiate with Parent in good faith during the Notice Period to make any proposed modifications to the terms of the Merger Agreement. Following the Notice Period, and taking into account any modifications to the terms of the Merger Agreement and the Merger to which Parent and Merger Sub would agree, the Board may terminate the Merger Agreement if it determines in good faith, after consultation with outside counsel and financial advisors, that such alternative proposal continues to constitute a Superior Proposal.

Conditions to the Merger

The consummation of the Merger is subject to the affirmative vote of (i) a majority of the outstanding shares of Company common stock entitled to vote and (ii) a majority of the shares of Company common stock not owned by Riverstone, its related entities and any of their respective affiliates present in person or by proxy at the stockholders meeting (the “Company Stockholder Approvals”). Consummation of the Merger is not subject to a financing condition, but is subject to a condition that the Company have unrestricted cash and cash equivalents and undrawn revolver capacity equal to at least $350 million at closing (the “Minimum Liquidity Condition”), subject to certain exceptions. Consummation of the Merger is also subject to the condition that immediately prior to the closing, certain specified defaults and events of default under the Company’s existing revolving credit agreement with Citibank, N.A. shall not have occurred.

In addition, consummation of the Merger is also subject to various other closing conditions, including, among others:

•	expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

•	approval from the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission, and certain other required regulatory consents and approvals;

•	the absence of injunctions preventing consummation of the Merger;

•	the Company having satisfied or obtained an effective waiver of the applicable requirements of the separation agreement by and among PPL Corporation, a Pennsylvania corporation and former parent company of the Company, the Company, Parent and certain affiliates of both the Company and Parent;

•	the accuracy of representations and warranties, subject to specified materiality thresholds; and

•	compliance with covenants and agreements in the Merger Agreement in all material respects.

In addition, the obligations of Parent and Merger Sub to consummate the Merger are subject to the required regulatory approvals not imposing or requiring any undertakings, terms, conditions, liabilities, obligations, commitments or sanctions or any structural or remedial actions or other acts that (i) individually or in the aggregate, would have or reasonably be likely to have, a material adverse effect on the Company and its Subsidiaries, after giving effect to the Merger or (ii) that would require or involve (A) the sale or other disposition of Susquehanna Steam Electric Station (“Susquehanna”), Susquehanna Nuclear, LLC or any assets or properties of any of the foregoing that are material to the ownership, operation or maintenance of Susquehanna or (B) credit support that has the effect of reducing unrestricted cash and cash equivalents and undrawn revolver capacity in an amount that would exceed $250 million with respect to the regulatory approvals in the aggregate; provided that no such actions imposed upon or otherwise affecting the Company as a direct result of any investment, acquisition or joint venture, in each case in power generation, made or entered into by any “affiliate” (as defined in 18 C.F.R. Section 35.36(a)(9)) of Parent or Merger Sub (with certain exceptions) that owns or controls electric generation or transmission facilities within a certain geographic market.

Other Terms of the Merger Agreement

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the Effective Time, (ii) not to engage in certain types of transactions during this period unless agreed to in writing by Parent, (iii) to convene and hold a meeting of its stockholders for the purpose of obtaining the Company Stockholder Approvals and (iv) to use reasonable best efforts to obtain certain regulatory approvals.

The Merger Agreement contains certain termination rights, including the right of the Company to terminate the Merger Agreement to accept a Superior Proposal, subject to specified limitations, and provides that, upon termination of the Merger Agreement by the Company or Parent upon specified conditions, the Company will be required to pay Parent a termination fee of $50 million (which amount shall equal $25 million under specified conditions where the Company terminates the Merger Agreement in connection with its entry into a Superior Proposal with an Excluded Party). Upon termination of the Merger Agreement by the Company or Parent under specified conditions, Parent will be required to pay the Company a termination fee of $85 million. In addition, subject to certain exceptions and limitations, either party may terminate the Merger Agreement if the Merger is not consummated by March 2, 2017 (the “End Date”), which date will be extended to June 2, 2017 in the event that on March 2, 2017, all conditions to the closing of the Merger have been satisfied or waived, other than the antitrust and regulatory approvals condition, burdensome condition and Minimum Liquidity Condition described above.

Guarantee

Concurrently with the execution of the Merger Agreement, an affiliate of Riverstone has entered into a limited guarantee (the “Limited Guarantee”), pursuant to which it has agreed to guarantee Parent’s obligation to pay any termination fee and reimburse the Company with respect to certain expenses in connection with the Merger, in any event in an amount not to exceed $90 million.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated into this report by reference in its entirety. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential Disclosure Schedules provided by each of the Company and Parent to the other in connection with the signing of the Merger Agreement. These confidential Disclosure Schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purposes of allocating risk between the Company and Parent rather than establishing matters as facts. In addition, investors are not third party beneficiaries under the Merger Agreement. Accordingly, the representations and warranties in the Merger Agreement should not be relied on as characterizations of the actual state of facts about the Company.

Support Agreement

In connection with entering into the Merger Agreement, affiliates of Parent holding approximately 35% of the issued and outstanding shares of the Company common stock entered into a support agreement (the “Support Agreement”) pursuant to which such parties have committed to vote their shares of Company common stock in favor of, and take certain other actions in furtherance of, the transactions contemplated by the Merger Agreement including the Merger. As of June 2, 2016, Riverstone affiliated entities hold shares of the Company’s common stock representing approximately 35% of the Company’s total issued and outstanding shares. The Support Agreement will terminate upon the earliest to occur of (i) the Effective Time, (ii) termination of the Merger Agreement in accordance with its terms, (iii) a Change of Recommendation by the Board and (iv) the written agreement of the parties.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Support Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Credit Agreement Amendment

In connection with the execution of the Merger Agreement, Talen Energy Supply entered into a consent agreement to its existing revolving credit agreement with Citibank, N.A., as administrative agent and collateral trustee and the lenders parties thereto, dated as of April 26, 2016 (the “Credit Agreement Amendment”). Pursuant to the Credit Agreement Amendment, Talen Energy Supply has obtained the consent of the requisite lenders to waive the change of control provision in the credit agreement that otherwise would have been triggered as a result of the Merger. In addition, Talen Energy Supply agreed to certain other amendments to the terms of the existing revolving credit agreement, including an increase in pricing and reduction in outstanding commitments. Such amendments become effective as of the closing date of the Merger. The foregoing summary of the Credit Agreement Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement Amendment, which is filed as Exhibit 10.2 and is incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Supplemental Indenture

On June 2, 2016, Talen Energy Supply entered into that certain Supplemental Indenture No. 14 (the “Supplemental Indenture”) to the Indenture, dated as of October 1, 2001 (as further amended and supplemented, the “Indenture”), by and among Talen Energy Supply, Talen Investment Corporation, Talen Generation, LLC, Susquehanna Nuclear, LLC, Martins Creek, LLC, Brunner Island, LLC, Pennsylvania Mines, LLC, Montour, LLC, Lower Mount Bethel Energy, LLC, Raven Power Generation Holdings, LLC, Raven Power Finance LLC, Raven Power Operating LLC, Raven Power Marketing LLC, Raven Power Fort Smallwood LLC, Raven Lot 15 LLC, Raven FS Property Holdings LLC, Fort Armistead Road – Lot 15 Landfill, LLC, H.A. Wagner LLC, Brandon Shores LLC, Jade Power Generation Holdings LLC, C/R Topaz Holdings, LLC, Topaz Power Group GP II, LLC, Topaz Power Group LP II, LLC, Barney M. Davis, LP, Laredo WLE, LP, Nueces Bay WLE, LP, Talen Energy Marketing, LLC and Topaz Power Holdings, LLC (collectively, the “New Guarantors”), and the Bank of New York Mellon, as trustee (the “Trustee”), relating to Talen Energy Supply’s Senior Notes, 6.500% Series due 2025 (the “2025 Senior Notes”). Pursuant to the Supplemental Indenture, the New Guarantors have unconditionally guaranteed, effective upon the closing of the Merger and the other transactions contemplated by the Merger Agreement, all of Talen Energy Supply’s obligations under the Indenture with respect to the 2025 Senior Notes.

The description of the Supplemental Indenture above does not purport to be complete and is qualified in its entirety by reference to the complete text of the Supplemental Indenture, a copy of which is filed as Exhibit 4.1 hereto and which is incorporated herein by reference.

Guaranties

On June 2, 2016, Talen Energy Supply entered into (i) that certain Guaranty (the “Series 2009A Guaranty”), by and among Talen Energy Supply and the New Guarantors, relating to Talen Energy Supply’s Exempt Facilities Revenue Refunding Bonds, Series 2009A (PPL Energy Supply, LLC Project) municipal bonds (the “Series 2009A bonds”) issued pursuant to the Series 2009A Trust Indenture dated as of April 1, 2009 (the “Series 2009A Indenture”), (ii) that certain Guaranty (the “Series 2009B Guaranty”), by and among Talen Energy Supply and the New Guarantors, relating to Talen Energy Supply’s Exempt Facilities Revenue Refunding Bonds, Series 2009B (PPL Energy Supply, LLC Project) municipal bonds (the “Series 2009B bonds”) issued pursuant to the Series 2009B Trust Indenture dated as of April 1, 2009 (the “Series 2009B Indenture”) and (iii) that certain Guaranty (the “Series 2009C Guaranty”, and together with the Series 2009A Guaranty and Series 2009B Guaranty, the “Guaranties”), by and among Talen Energy Supply and the New Guarantors, relating to Talen Energy Supply’s Exempt Facilities Revenue Refunding Bonds, Series 2009C (PPL Energy Supply, LLC Project) municipal bonds (the “Series 2009C bonds”, and together with the Series 2009A bonds and Series 2009B bonds, the “Municipal Bonds”) issued pursuant to the Series 2009C Trust Indenture dated as of April 1, 2009 (the “Series 2009C Indenture”, and together with the Series 2009A Indenture and Series 2009B Indenture, the “Municipal Bonds Indentures”). Pursuant to the Guaranties, the New Guarantors have unconditionally guaranteed, effective upon the closing of the Merger and the other transactions contemplated by the Merger Agreement, all of Talen Energy Supply’s obligations under the Municipal Bonds Indentures with respect to the Municipal Bonds.

The descriptions of the Guaranties above do not purport to be complete and are qualified in their entirety by reference to the complete texts of the Guaranties, copies of which are filed as Exhibits 4.2, 4.3 and 4.4 hereto and which are incorporated herein by reference.

Item 8.01	Other Events.

On June 3, 2016, the Company and Riverstone, issued a joint press release announcing the entry into the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of June 2, 2016, by and among Talen Energy Corporation, RPH Parent LLC, SPH Parent LLC, CRJ Parent LLC, and RJS Merger Sub Inc.

4.1	Supplemental Indenture No. 14, dated as of June 2, 2016, by and among Talen Energy Supply, LLC, the guarantors thereto and the Bank of New York Mellon, as trustee.

4.2	Guaranty, dated as of June 2, 2016, by and among Talen Energy Supply, LLC and the guarantors thereto, with respect to the Series 2009A Trust Indenture, dated as of April 1, 2009, by and between Talen Energy Supply, LLC and Bank of New York Mellon, as trustee.

4.3	Guaranty, dated as of June 2, 2016, by and among Talen Energy Supply, LLC and the guarantors thereto, with respect to the Series 2009B Trust Indenture, dated as of April 1, 2009, by and between Talen Energy Supply, LLC and Bank of New York Mellon, as trustee.

4.4	Guaranty, dated as of June 2, 2016, by and among Talen Energy Supply, LLC and the guarantors thereto, with respect to the Series 2009C Trust Indenture, dated as of April 1, 2009, by and between Talen Energy Supply, LLC and Bank of New York Mellon, as trustee.

10.1	Support Agreement, dated as of June 2, 2016, by and between the Company, Raven Power Holdings LLC, C/R Energy Jade, LLC and Sapphire Power Holdings LLC.

10.2	Consent Agreement, dated as of April 26, 2016, by and among Talen Energy Supply, LLC, Citibank, N.A. and the lenders party thereto.

99.1	Joint Press Release of the Company and Riverstone, dated as of June 3, 2016.

*	Schedules have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished to the Securities and Exchange Commission upon request.

Important Information For Investors And Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed acquisition of the Company by Riverstone will be submitted to the stockholders of the Company for their consideration. The Company will file with the Securities and Exchange Commission (“SEC”) a proxy statement of the Company. The Company also plans to file other documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents containing important information about the Company and Riverstone, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at www.talenenergy.com under the tab “Investors & Media” or by contacting the Company’s Investor Relations Department at (610) 774-3389. The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in its proxy statement for its 2016 annual meeting of stockholders, which was filed with the SEC on April 12, 2016. This document can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” for purposes of the U.S. Federal and State Securities laws that are not limited to historical facts, but reflect The Company’s current beliefs, expectations or intentions regarding future events. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-

looking statements include, without limitation, the Company’s expectations with respect to the costs and other anticipated financial impacts of the proposed transaction; future financial and operating results of the company; the company’s plans, objectives, expectations and intentions with respect to future operations and services; approval of the proposed transaction by stockholders; the satisfaction of the closing conditions to the proposed transaction; and the timing of the completion of the proposed transaction.

All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of the Company and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, (i) the possibility that the proposed transaction is delayed or does not close, including due to the failure to receive required stockholder approval, the taking of governmental action (including the passage of legislation) to block the transaction, or the failure of other closing conditions, and (ii) the possibility that the expected financial impacts will not be realized, or will not be realized within the expected time period, because of, among other things, changes in commodity prices and related costs; the effectiveness of the Company’s risk management techniques, including hedging; accounting interpretations and requirements that may impact reported results; operational, price and credit risks in the wholesale and retail electricity markets; the Company’s ability to forecast the actual load needed to perform full-requirements sales contracts; weather conditions affecting generation, customer energy use and operating costs and revenues; disruptions in fuel supply; circumstances that may impact the levels of coal inventory that are held; the performance of transmission facilities and any changes in the structure and operation of, or the pricing limitations imposed by, the RTOs and ISOs that operate those facilities; blackouts due to disruptions in neighboring interconnected systems; competition; federal and state legislation and regulation; costs of complying with environmental and related worker health and safety laws and regulations; the impacts of climate change; the availability and cost of emission allowances; changes in legislative and regulatory policy; security and safety risks associated with nuclear generation; the Company’s level of indebtedness; the terms and conditions of debt instruments that may restrict the Company’s ability to operate its business; the performance of the Company’s subsidiaries and affiliates, on which its cash flow and ability to meet its debt obligations largely depend; the risks inherent with variable rate indebtedness; disruption in financial markets; acquisition or divestiture activities, and the Company’s ability to realize expected synergies and other benefits from such business transactions; changes in technology; any failure of the Company’s facilities to operate as planned, including in connection with scheduled and unscheduled outages; the Company’s ability to optimize its competitive power generation operations and the costs associated with any capital expenditures; significant increases in operation and maintenance expenses; the loss of key personnel, the ability to hire and retain qualified employees and the impact of collective labor bargaining negotiations; war, armed conflicts or terrorist attacks, including cyber-based attacks; and risks associated with federal and state tax laws and regulations.

The Company cautions that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in the Company’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings. All subsequent written and oral forward-looking statements concerning the Company the proposed transaction or other matters and attributable to The Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. The Company does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALEN ENERGY CORPORATION

By:	/s/ Jeremy R. McGuire
Jeremy R. McGuire Senior Vice President, Chief Financial Officer and Chief Accounting Officer

TALEN ENERGY SUPPLY, LLC

By:	/s/ Jeremy R. McGuire
Jeremy R. McGuire Senior Vice President, Chief Financial Officer and Chief Accounting Officer

Dated: June 5, 2016

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of June 2, 2016, by and between Talen Energy Corporation, RPH Parent LLC, SPH Parent LLC, CRJ Parent LLC, and RJS Merger Sub Inc.

4.1	Supplemental Indenture No. 14, dated as of June 2, 2016, by and among Talen Energy Supply, LLC, the guarantors thereto and the Bank of New York Mellon, as trustee.

4.2	Guaranty, dated as of June 2, 2016, by and among Talen Energy Supply, LLC and the guarantors thereto, with respect to the Series 2009A Trust Indenture, dated as of April 1, 2009, by and between Talen Energy Supply, LLC and Bank of New York Mellon, as trustee.

4.3	Guaranty, dated as of June 2, 2016, by and among Talen Energy Supply, LLC and the guarantors thereto, with respect to the Series 2009B Trust Indenture, dated as of April 1, 2009, by and between Talen Energy Supply, LLC and Bank of New York Mellon, as trustee.

4.4	Guaranty, dated as of June 2, 2016, by and among Talen Energy Supply, LLC and the guarantors thereto, with respect to the Series 2009C Trust Indenture, dated as of April 1, 2009, by and between Talen Energy Supply, LLC and Bank of New York Mellon, as trustee.

10.1	Support Agreement, dated as of June 2, 2016, by and between the Company, Raven Power Holdings LLC, C/R Energy Jade, LLC and Sapphire Power Holdings LLC.

10.2	Consent Agreement, dated as of April 26, 2016, by and among Talen Energy Supply, LLC, Citibank, N.A. and the lenders party thereto.

99.1	Joint Press Release of the Company and Riverstone, dated as of June 3, 2016.

*	Schedules have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished to the Securities and Exchange Commission upon request.